UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2013, Michael Chae resigned from the Boards of Directors of Nielsen Holdings, N.V. (the “Company”) and The Nielsen Company B.V. (“TNC”) and Robert Reid was elected as a member of the Boards of Directors of the Company and TNC. Mr. Reid also replaced Mr. Chae as a member of the Nomination and Corporate Governance Committee and the Compensation Committee of the Company.

Mr. Reid, a Senior Managing Director at The Blackstone Group (“Blackstone”), previously served on the Boards of Directors of the Company and TNC until December 13, 2012. He was designated by Blackstone pursuant to its rights under the Amended and Restated Shareholders’ Agreement Regarding Nielsen Holdings N.V., as amended.

The information required with respect to Mr. Reid by Item 404(a) of Regulation S-K is incorporated herein by reference to the section entitled “Certain Relationships and Related Party Transactions” included in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on April 16, 2012 (File No. 001-35042).

Because of his affiliation with Blackstone, Mr. Reid will not receive any additional compensation as a member of the Boards of Directors of the Company and TNC and the Nomination and Corporate Governance Committee and the Compensation Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Chief Legal Officer

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